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                                                                    Exhibit 5.1


                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982


March 22, 2000


Mellon Auto Receivables Corporation
One Mellon Center
Fourth Floor
Pittsburgh, Pennsylvania  15258

Re:      Mellon Auto Grantor Trust 2000-1
         --------------------------------


Ladies and Gentlemen:

We have acted as special counsel for Mellon Auto Receivables Corporation, a Delaware Corporation ("the Company"), in connection with the public offering of $351,261,292.27 aggregate principal amount of Mellon Auto Receivables Corporation $340,723,000.00, 7.18% Class A Certificates (the "Class A Certificates") and $10,538,292.27, 7.43% Class B Certificates (the "Class B Certificates," and together with the Class A Certificates, the "Certificates"). A Registration Statement on Form S-3 relating to the Certificates (No. 333-65271) (the "Registration Statement") has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Prospectus dated March 17, 2000 (the "Base Prospectus") and the Prospectus Supplement dated March 23, 2000 (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus"), the Certificates will be issued pursuant to the provisions of a Pooling and Servicing Agreement to be dated as of March 1, 2000 (the "Pooling and Servicing Agreement") among the Company, as depositor, Mellon Bank, N.A., as servicer (in such capacity, the "Servicer") and as seller (in such capacity, the "Seller"), Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and The Chase Manhattan Bank, as collateral agent (the "Collateral Agent") and will represent fractional undivided interests in the assets of Mellon Auto Grantor Trust 2000-1 (the "Trust").

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Pooling and Servicing Agreement, a specimen of each class of Certificates and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. In addition, we have assumed that each party to the



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Pooling and Servicing Agreement, other than the Company, has all requisite power and authority to execute, deliver and perform its obligations thereunder and each such party, other than the Company, has duly authorized the execution, delivery and performance of the Pooling and Servicing Agreement. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the laws of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

         1. The execution and delivery of the Pooling and Servicing Agreement, and the issuance, delivery and sale of the Certificates, has been duly authorized by all necessary corporate action on the part of the Company. When the Pooling and Servicing Agreement has been duly executed and delivered by the parties thereto and the Certificates have been duly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and sold as described in the Registration Statement, the Certificates will be legally issued, fully paid and non-assessable.

         2. Assuming compliance with the applicable provisions of the Pooling and Servicing Agreement for federal income tax purposes, (a) the Trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code of 1986, as amended and will not be considered to be an association taxable as a corporation and (b) an owner of a Certificate will be treated as the owner of an undivided interest in the Trust's assets.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP


STROOCK & STROOCK & LAVAN LLP